EXHIBIT 21


                        READING & BATES CORPORATION
                              AND SUBSIDIARIES
            SCHEDULE OF CONSOLIDATED SUBSIDIARIES OF THE COMPANY
                          AS OF DECEMBER 31, 1994


      The following table and text sets forth the subsidiaries of the Company and of such subsidiaries:

                                                         State or
                                                      Jurisdiction of
              Name                                     Incorporation

SUBSIDIARIES WHOLLY OWNED BY READING & BATES CORPORATION


     Reading & Bates Coal Co.                             Nevada
     Reading & Bates Development Co.                      Delaware
     Reading & Bates Drilling Co.                         Oklahoma
     Reading & Bates Petroleum Co.                        Texas
     Reading & Bates Management Services, Inc.            Delaware


SUBSIDIARIES WHOLLY OWNED BY READING & BATES DRILLING CO.

     RB Drilling Services, Inc.                           Oklahoma
     Reading & Bates (U.K.) Limited                       United Kingdom
     RB Onshore Services, Inc.                            Texas
     RB Offshore, Inc.                                    Nevada
     HRB Rig Corporation                                  Oklahoma
     Reading and Bates Borneo Drilling Co., Ltd.          Oklahoma
     Reading & Bates Drilling Contractors, Inc.           Oklahoma
     Reading & Bates Drilling Limited                     Oklahoma
     Reading & Bates Enterprises Co.                      Texas
     Reading & Bates Exploration Co.                      Oklahoma
     Reading and Bates, Inc.                              Oklahoma
     Reading & Bates International Energy Services B.V.   Netherlands
     Reading & Bates Offshore, Limited                    Oklahoma
     Rig Logistics, Inc.                                  Nevada

SUBSIDIARY WHOLLY OWNED BY READING AND BATES, INC.

     Reading & Bates Energy Corporation N.V.              Netherlands
                                                          Antilles

SUBSIDIARY WHOLLY OWNED BY READING & BATES DEVELOPMENT CO.

     RB Drilling Co.                                      Oklahoma


SUBSIDIARIES WHOLLY OWNED BY READING & BATES ENTERPRISES CO.

     Shore Services, Inc.                                  Texas

SUBSIDIARIES WHOLLY OWNED BY READING & BATES EXPLORATION CO.

     Reading & Bates (A) PTY LTD                           Australia

SUBSIDIARIES WHOLLY OWNED BY READING & BATES INTERNATIONAL ENERGY  SERVICES
B.V.

     Reading & Bates, B.V.                                 Netherlands

SUBSIDIARIES WHOLLY OWNED BY READING & BATES COAL CO.

     Appalachian Permit Co.                                Kentucky
     Bismarck Coal Inc.                                    Kentucky
     Caymen Coal Inc.                                      West Virginia

SUBSIDIARIES WHOLLY OWNED BY BISMARCK COAL INC.

     Certicoals, Incorporated                              West Virginia

SUBSIDIARIES WHOLLY OWNED BY READING & BATES (U.K.) LIMITED

     Reading & Bates (Caledonia) Limited                   United Kingdom





    Reading & Bates Corporation owns approximately 73.9% of Arcade Drilling AS, incorporated in Norway.

    Reading & Bates Drilling Co. owns 25% of China Nanhai-Reading & Bates Drilling Co., Ltd., incorporated in the People's Republic of China.

    Reading and Bates Borneo Drilling Co., Ltd. owns 49.99% of Reading & Bates (M) Sdn. Berhad, incorporated in Malaysia.

    All   of   the   above  companies  are   included  in  the  consolidated
consolidated financial statements.